Exhibit 4.1

ALESCO FINANCIAL INC.,

AS ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

INDENTURE

Dated as of May 15, 2007

7.625% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2027

(continued)

(continued)

(continued)

Alesco Financial Inc.

Reconciliation and Tie between the Trust Indenture Act of 1939 and Indenture, dated as of May 15, 2007, between Alesco Financial Inc. and U.S. Bank National Association, as Trustee.

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	6.8
(a)(2)	6.8
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.8
(b)	6.8, 6.9, 6.10, 6,13
§ 311(a)	6.14
(b)	6.14
§ 312(a)	15.1, 15.2(1)
(b)	15.2(2)
(c)	15.2(3)
§ 313(a)	15.3(1)
(b)	15.3(1)
(c)	15.3(1)
(d)	15.3(2)
§ 314(a)	15.4
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
§ 315(a)	6.2
(b)	6.2
(c)	6.1
(d)	6.1
(d)(1)	6.1(1)
(d)(2)	6.1(3)
(d)(3)	6.1(3)
(e)	5.14
§ 316(a)	5.12, 5.13
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
§ 317(a)(1)	5.5
(a)(2)	5.5
(b)	10.3
§ 318(a)	1.13

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

v

Indenture, dated as of May 15, 2007 between Alesco Financial Inc., a corporation duly organized and existing under the laws of the State of Maryland, having its principal office at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104 (herein called the “Company”), and U.S. Bank National Association, a national banking association, as trustee hereunder (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 7.625% Contingent Convertible Senior Notes due 2027 (herein called the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock (as defined in Section 1.1 below) of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined in Section 1.1 below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 1.4.

“Additional Interest” has the meaning specified in the Registration Rights Agreement.

“Additional Shares” has the meaning specified in Section 12.1.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Security Registrar, Authenticating Agent, Paying Agent or Conversion Agent.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close.

“Capital Stock” for any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated and whether or not voting) stock or other equity interests of such Person issued by that Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Code” has the meaning specified in Section 2.l.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” shall mean shares of the Company’s common stock, par value $0.001 per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, or upon a Conversion Transaction, the common stock, Equity Interests, ordinary shares or depositary shares or other certificates representing Equity Interests of such surviving corporation or the direct or indirect parent corporation of such surviving corporation or the Company, into which the Common Stock shall be reclassified or changed.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Common Stock Price” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Common Stock as reported in composite transactions on the New York Stock Exchange or the principal United States securities exchange on which the Common Stock is traded or listed or, if the Common Stock is not so traded or listed, any United States system of automated dissemination of quotations of securities prices or an established automated over-the-counter trading market in the United States. If the Common Stock is not so traded, listed or quoted, the “Common Stock Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. References to the Company shall not include any Subsidiary, unless otherwise stated.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by (i) its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President or a Vice President, and by (ii) its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Company Repurchase Notice” has the meaning specified in Section 13.1.

“Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article XII. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.2.

“Conversion Price” means $11.70 per share of Common Stock as of the date of this Indenture, subject to the adjustments described in Section 12.5 hereof.

“Conversion Date” means, with respect to a Security, the date on which the Holder of the Security has complied with all requirements under this Indenture to convert such Security.

“Conversion Rate” means the number of shares of Common Stock equal to $1,000 divided by the Conversion Price, which shall be approximately 85.4701 prior to any adjustment thereto.

“Conversion Reference Period” means:

(i) for Securities that are converted during the 30 days prior to, and including, the close of business on the second Business Day prior to May 15, 2027, the date of the consummation of a Conversion Transaction or any Repurchase Date, the twenty consecutive Trading Days beginning on the third Trading Day following May 15, 2027, the date of the consummation of such Conversion Transaction or the applicable Repurchase Date;

(ii) with respect to optional redemption, the twenty consecutive trading days beginning on the third trading day following the Redemption Date; and

(iii) in all other instances, the twenty consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Conversion Transaction” means an exchange of shares of Common Stock of the Company for units of membership interest in a publicly-traded Delaware limited liability company that results in the Company becoming a Subsidiary of such publicly-traded Delaware limited liability company and further results in the Securities becoming convertible into Equity Interests of such Delaware limited liability company pursuant to the terms of the Indenture.

“Conversion Value” means, for each $1,000 principal amount of Securities, the average of the Daily Conversion Values for each of the twenty consecutive Trading Days of the Conversion Reference Period.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered (which at the date of this Indenture is located at 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Corporate Trust Services).

“corporation” means a corporation, company, association, joint-stock company or business trust.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Daily Conversion Value” means, with respect to any Trading Day, the product of (1) the applicable Conversion Rate and (2) the Volume Weighted Average Price of the Company’s Common Stock on such Trading Day.

“Daily Share Amount” means, for each Trading Day of the Conversion Reference Period and for each $1,000 principal amount of Securities surrendered for conversion, a number of shares (but in no event less than zero) equal to (i) the amount of (a) the Volume Weighted Average Price for such Trading Day multiplied by the Conversion Rate in effect on the Conversion Date, less (b) $1,000; divided by (ii) the Volume Weighted Average Price for such Trading Day multiplied by 20.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Depositary” means, with respect to any Securities (including any Global Securities), a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

“Dollar” or “U.S.$” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, a New York corporation.

“Effective Date” has the meaning specified in Section 12.1.

“Equity Interests” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person, as applicable.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

“Ex-Dividend Date” has the meaning specified in Section 12.1.

“Fundamental Change” has the meaning specified in Section 14.3.

“Fundamental Change Company Notice” has the meaning specified in Section 14.2.

“Fundamental Change Repurchase Date” has the meaning specified in Section 14.1.

“Fundamental Change Repurchase Price” has the meaning specified in Section 14.1.

“Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Purchaser” means RBC Capital Markets Corporation.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” means May 15, 2007.

“Management Agreement” means the Management Agreement, dated as of January 31, 2006 (the “Management Agreement”), by and between the Company and Cohen & Company Management, LLC (formerly Cohen Brothers Management, LLC), a Delaware limited liability company.

“Market Price” means the average of the Common Stock Prices for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation, appropriately adjusted (as determined in good faith by the Board of Directors, whose determination shall be conclusive) to take into account the occurrence, during the period commencing on the first of such 20 consecutive Trading Days and ending on such record date, of any event requiring adjustment of the Conversion Price under this Indenture.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right set forth in Article XIV or otherwise.

“Net Shares” has the meaning specified in Section 12.14.

“Non-global Security” means a Security that is not a Global Security.

“Non-Recourse Indebtedness” means any of the Company’s or any of its Subsidiaries’ indebtedness that is:

(i)	specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the Company or its Subsidiaries act as a guarantor in connection with such indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes);

(ii)	advanced to any of the Company’s Subsidiaries or group of its Subsidiaries formed for the sole purpose of acquiring or holding investment assets against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, the Company or any of the Company’s Subsidiaries’ other assets (other than subject to such customary carve-out matters for which the Company or its Subsidiaries act as a guarantor in connection with such indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(iii)	specifically advanced to finance the acquisition of real property and secured by only the real property to which such indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the Company or its Subsidiaries act as a guarantor in connection with such indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes).

“Notice of Default” has the meaning specified in Section 5.1.

“Offer Expiration Time” has the meaning specified in Section 12.5.

“Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President and by (ii) the principal accounting officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. One of the Officers signing an Officers’ Certificate given pursuant to Section 10.6 or Section 10.9 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company and who shall be acceptable to the Trustee, which opinion shall comply with the provisions of Sections 1.2 and 1.3.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Securities for the payment, redemption or repurchase of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed or repurchased, notice of such redemption or repurchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)	Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; and

(iv)	Securities converted into cash and Common Stock, if any, pursuant to Article XII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee actually received written notice of such ownership shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in conclusively relying upon an Officers’ Certificate to such effect.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.2 hereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Conversion” has the meaning specified in Section 3.1.

“Place of Payment” has the meaning specified in Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Pre-Dividend Sale Price” has the meaning specified in Section 12.5.

“Principal Return” has the meaning specified in Section 12.14.

“Purchase Agreement” means the Purchase Agreement, dated May 9, 2007, between the Company and the Initial Purchaser, as such agreement may be amended from time to time.

“Purchasers” has the meaning specified in Section 11.8.

“Qualified Institutional Buyer” shall mean a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Quarter” has the meaning specified in Section 12.1.

“Record Date” means any Regular Record Date or Special Record Date.

“Record Date Period” means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Redemption Date,” when used with respect to any Security to be redeemed in accordance with the provisions of Article XI hereof, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrable Securities” has the meaning specified in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 15, 2007, between the Company and the Initial Purchaser, as such agreement may be amended from time to time.

“Regular Record Date” for interest payable in respect of any Security on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“REIT” means a real estate investment trust, as that term is defined by Section 856 of the Code.

“Repurchase Date” has the meaning specified in Section 13.1

“Repurchase Notice” shall have the meaning specified in Section 13.1.

“Repurchase Price” has the meaning specified in Section 13.1

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” has the meaning specified in Section 2.1.

“Restricted Securities” means all Securities required pursuant to Section 3.5(3) to bear any Restricted Securities Legend. Such term includes the Restricted Global Security.

“Restricted Securities Certificate” means a certificate in substantially the form set forth in Annex A.

“Restricted Securities Legend” means, collectively, the legends substantially in the forms of the legends required in the form of Security set forth in Section 2.2 to be placed upon each Restricted Security.

“Rights Plan” has the meaning specified in Section 12.5.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Information” has the meaning specified in Section 10.7.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5(1).

“Share Price” has the meaning specified in Section 12.1.

“Shelf Registration Statement” has the meaning specified in the Registration Rights Agreement.

“Significant Subsidiary” has the meaning ascribed to such term under Rule 1-02 of Regulation S-X under the Securities Act under the Exchange Act.

“Special Interest” has the meaning specified in Section 5.2.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.7.

“Spinoff Valuation Period” has the meaning specified in Section 12.5.

“Stated Maturity,” when used with respect to the principal of any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means with respect to any Person any other Person of which more than 50% of the Equity Interests are owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

“Surrender Certificate” means a certificate in substantially the form set forth in Annex C.

“Trading Day” means any regular or abbreviated trading day of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal United States national securities exchange on which such Common Stock is traded, or if such Common Stock is not traded on the New York Stock Exchange or listed on a United States national securities exchange, as quoted on any other system of automated dissemination of quotation of securities prices, or if not so quoted, any day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing ask price for the Common Stock are available.

“Trading Price” on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, which may include the Initial Purchaser; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one such bid or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be deemed to be less than 98% of the applicable Conversion Rate of the Securities multiplied by the Common Stock Price on such determination date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, and the rules and regulations thereunder, as in force at the date as of which this Indenture was executed, except as otherwise provided in Section 8.3, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, and the rules and regulations thereunder, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Securities Certificate” means a certificate in substantially the form set forth in Annex B.

“Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page AFN <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

SECTION 1.2 Compliance Certificates And Opinions.

Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers thereof, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each such Officers’ Certificate and Opinion of Counsel shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every Officers’ Certificate or Opinion of Counsel provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act Section 314(a)(4)) (including certificates provided for in Section 10.6 or Section 10.9) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

An Officers’ Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 1.3 Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any Officers’ Certificate may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such Officers’ Certificate is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person deemed appropriate by such counsel, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4 Acts of Holders of Securities; Record Dates.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (A) one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (B) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article IX. Such action shall become effective when such instrument or instruments or record is delivered (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Such instrument or instruments and records (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments or so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 9.6. Without limiting the generality of the foregoing, a

Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(3) The aggregate principal amount and serial number of any Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

(4) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.

(5) The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If the Company elects to set a Record Date but it is not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 15.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders of Outstanding Securities on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

Upon actual receipt by a Responsible Officer of the Trustee from any Holder of (i) any notice of default or breach referred to in Section 5.1(4), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 5.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 5.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee so receives such declaration or direction, and, with respect to clause (i), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such notice of default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite aggregate principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 60th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 60-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite aggregate principal amount of Securities on the date such notice, declaration or direction is so given.

(6) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(7) The provisions of this Section 1.4 are subject to the provisions of Section 9.5.

SECTION 1.5 Notices, Etc. to the Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing in the English language by first-class mail postage prepaid (registered or certified, return receipt requested) or by telecopier (receipt confirmed) or delivered by hand or by overnight courier guaranteeing next day delivery, to or with a Responsible Officer of the Trustee and actually received by the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, or at any other address previously furnished in writing by the Trustee, and

(2) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing in the English language, mailed, first-class postage prepaid, or telecopied (receipt confirmed), or delivered by hand or overnight courier, addressed to the Company at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, Attention: Chief Legal Officer, Facsimile: (215) 701-8280, or at any other address previously furnished in writing to the Trustee by the Company.

All notices to the Company will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, first-class postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if delivered by overnight delivery. All notices and communications to the Trustee will be deemed to have been duly given when actually received by a Responsible Officer of the Trustee.

SECTION 1.6 Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders if in writing in the English language and mailed, first-class postage prepaid, or telecopied (receipt confirmed), or delivered by an overnight delivery service, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

Neither the failure to mail or deliver such notice, nor any defect in any notice so mailed or delivered, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Such notice shall be deemed to have been given when such notice is mailed or delivered to the overnight delivery service, as applicable, and shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Trustee shall bind its successors, whether so expressed or not.

SECTION 1.9 Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11 Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1.12 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repurchase Date, Fundamental Change Repurchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of or interest on, or the payment of the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable with respect to, or delivery for conversion of, such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date, or Fundamental Change Repurchase Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Fundamental Change Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 1.13 Conflict With Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act, the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the Trust Indenture Act shall be deemed to apply.

SECTION 1.14 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE II

SECURITY FORMS

SECTION 2.1 Form Generally.

The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder (the “Code”), or any applicable securities laws, or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. All Securities shall be in fully registered form.

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.3.

Conversion notices shall be in substantially the form set forth in Section 2.4.

Repurchase notices shall be in substantially the form set forth in Section 2.2.

The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Securities may be listed) on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

Upon their original issuance, Securities issued as contemplated by the Purchase Agreement to Qualified Institutional Buyers in reliance on Rule 144A shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons and bearing the Restricted Securities Legend. Each such Global Security shall be registered in the name of DTC, as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Each such Global Security, together with its Successor Securities which are Global Securities, are collectively herein called the “Restricted Global Security.”

SECTION 2.2 Form of Security.

[FORM OF FACE OF SECURITY]

[THE FOLLOWING LEGEND (THE “RESTRICTED SECURITIES LEGEND”) SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (IV) TO THE COMPANY OR ONE OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION, AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION HEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY FOR WHICH THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ALESCO FINANCIAL INC.

7.625% CONTINGENT CONVERTIBLE SENIOR NOTE DUE 2027

No.	$

CUSIP NO.

ALESCO FINANCIAL INC., a corporation duly organized and existing under the laws of the State of Maryland (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      United States Dollars (U.S.$            ) [if this Security is a Global Security, then insert – which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S.$115000,000 (or $140,000,000 if the Initial Purchaser exercises in full its option to purchase additional Securities) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on May 15, 2027 and to pay interest thereon, from May 15, 2007, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 in each year (each, an “Interest Payment Date”), commencing November 15, 2007, at the rate of 7.625% per annum, until the principal hereof is paid, and at the rate of 7.625% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest (including Additional Interest and Special Interest, if any). Interest, Additional Interest and Special Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at any office or agency of the Company as may be designated by it for such purpose in The City of New York, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by, at the option of the Holder (i) United States Dollar check drawn on, or (ii) wire transfer to, a United States Dollar account maintained in The City of New York (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date). Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account maintained in The City of New York (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

Except as specifically provided herein or in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

ALESCO FINANCIAL INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company designated as its “7.625% Contingent Convertible Senior Notes due 2027” (herein called the “Securities”), limited in aggregate principal amount to U.S.$115,000,000 (or $140,000,000 if the Initial Purchaser exercises in full its option to purchase additional Securities), issued and to be issued under an Indenture, dated as of May 15, 2007 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

No sinking fund is provided for the Securities.

Prior to May 20, 2012, the Securities shall not be redeemable, except as described below. On or after May 20, 2012, or earlier if necessary to preserve the Company’s qualification as a REIT for U.S. Federal income tax purposes, the Company may redeem all or any portion of the Securities for cash at a Redemption Price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest (including Additional Interest and Special Interest, if any) to, but excluding, the Redemption Date. Interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Redemption Price payable in respect of such Security to the extent that such Redemption Price is, was or would be so payable at such time, and express mention of the Redemption Price in any provision of this Security shall not be construed as excluding the Redemption Price so payable in those provisions of this Security when such express mention is not made.

In any case where the due date for the payment of the principal of or interest (including Additional Interest and Special Interest, if any) on any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day, at any Place of Payment or Place of Conversion as the case may be, then payment of principal, interest (including Additional Interest and Special Interest, if any) or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the date for such payment, or by such last day for conversion, and if the payment is made on such next succeeding Business Day no interest shall accrue on the amount so payable for the period after such due date.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder on May 15, 2012, May 15, 2017 and May 15, 2022 (each a “Repurchase Date”), all or a portion of the Securities held by such Holder, in any integral multiple of U.S.$1,000, for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon to, but excluding, the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Repurchase Date until the close of business on the Business Day prior to such Repurchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

If cash sufficient to pay the Repurchase Price and accrued but unpaid interest (including Additional Interest and Special Interest, if any) on all Securities or portions thereof to be repurchased as of the Repurchase Date is held by the Paying Agent by 10:30 a.m., New York City time, on the Business Day immediately following the Repurchase Date, interest (including Additional Interest and Special Interest, if any) shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price and interest (including Additional Interest and Special Interest, if any) upon surrender of such Security.

Upon satisfaction of the conditions set forth in Section 12.1(1) of the Indenture, a Holder of a Security may convert any portion of the principal amount of any Security that is an integral multiple of U.S.$1,000 into cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/1,000th of a share) of Common Stock in accordance with the provisions of Section 12.14 of the Indenture; provided that if such Security is called for redemption or delivered for repurchase pursuant to Article XI, XIII or XIV of the Indenture, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, as applicable, of such Security (unless the Company shall default in making the redemption or repurchase payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or repurchased). Subject to the satisfaction of the conditions set forth in Section 12.1(1) of the Indenture, such conversion right shall commence on the initial issuance date of the Securities and expire at the close of business on the date of maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures. The Conversion Price shall, as of the date of the Indenture, initially be $11.70 per share of Common Stock. The Conversion Rate shall, as of the date of the Indenture, initially be approximately 85.4701. The Conversion Price and Conversion Rate will be adjusted under the circumstances specified in the Indenture. Upon conversion, no adjustment for interest (including Additional Interest and Special Interest, if any) or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash in accordance with the provisions of Section 12.14(3) of the Indenture. Except as provided in Section 12.2(3) of the Indenture, delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon. Any accrued interest (including Additional Interest and Special Interest, if any) payable on a converted Security will be deemed paid in full, rather than canceled, extinguished or forfeited.

In addition, following certain corporate transactions that occur on or prior to May 15, 2012 and that constitute a Fundamental Change under clauses (i), (ii) and (iii) of the definition of Fundamental Change in Section 14.3(2)), a Holder who elects to convert its Securities in connection with such corporate transaction will be entitled to receive Additional Shares of Common Stock upon conversion in certain circumstances set forth in the Indenture, subject to the provisions of Section 12.1(2) of the Indenture.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below, if the Security is in definitive form, and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) if the Security is in definitive form, furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (d) pay any transfer or other tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. If a Holder surrenders a Security for conversion between the close of business on the Regular Record Date and prior to the opening of business on the related Interest Payment Date, including the date of maturity, the Security must be accompanied by payment of an amount equal to the interest (including Additional Interest and Special Interest, if any) payable on such Interest Payment Date on the principal amount of the Security or portion thereof then converted; provided that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between close of business on such Record Date and the opening of business on such Interest Payment Date, or if such Security is surrendered for conversion on the Interest Payment Date. A Holder may convert a portion of a Security equal to U.S.$1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a repurchase notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Article XIII or Article XIV, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

If this Security is a Registrable Security (as defined in the Indenture), then the Holder of this Security (including any Person that has a beneficial interest in this Security) and the Common Stock of the Company issuable upon conversion hereof is entitled to the benefits of the Registration Rights Agreement.

Whenever in this Security there is a reference, in any context, to the payment of interest on, or in respect of, any Security as of any time, such reference shall be deemed to include reference to Additional Interest and Special Interest, as described in the preceding paragraph, if any, payable in respect of such Security to the extent that such Additional Interest and Special Interest, if any, is, was or would be so payable at such time, and express mention of Additional Interest and Special Interest, if any, in any provision of this Security shall not be construed as excluding Additional Interest and Special Interest, if any, so payable in those provisions of this Security when such express mention is not made.

If this Security is a Registrable Security and the Holder of this Security (including any Person that has a beneficial interest in this Security) elects to sell this Security pursuant to the Shelf Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.

If a Fundamental Change occurs, the Holder of this Security, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the aggregate principal amount hereof that is at least U.S.$1,000 or an integral multiple of U.S.$1,000 in excess thereof, provided that the portion of the aggregate principal amount of this Security to be Outstanding after such repurchase is at least equal to U.S.$1,000) for cash at a Fundamental Change Repurchase Price equal to 100% of the aggregate principal amount thereof plus interest (including Additional Interest and Special Interest, if any) accrued to, but excluding, the Fundamental Change Repurchase Date, as provided in the Indenture. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Fundamental Change Repurchase Price payable in respect of such Security to the extent that such Fundamental Change Repurchase Price is, was or would be so payable at such time, and express mention of the Fundamental Change Repurchase Price in any provision of this Security shall not be construed as excluding the Fundamental Change Repurchase Price so payable in those provisions of this Security when such express mention is not made.

If this Security is a Global Security, then, in the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company’s obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Security affected.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity (or if requested, receipt of security or indemnity). The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest (including Additional Interest and Special Interest, if any) hereon, on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Additional Interest and Special Interest, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at such office or agency of the Company as may be designated by it for such purpose in The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at such office or agency of the Company. The Company upon such surrender by the Holder will issue, and the Trustee will authenticate, the new Securities in the requested denominations. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, any Agent and any agent of the Company, the Trustee or any Agent may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any Agent or other such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, manager, partner, employee, agent, officer or director or direct or indirect subsidiary, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor thereto, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released by the Holder hereof.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenant in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	as tenants by the entireties		(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ELECTION OF HOLDER TO REQUIRE REPURCHASE

(1) Pursuant to Section 13.1 or Section 14.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

(2) The undersigned hereby directs the Trustee or the Company to pay it or                      an amount in cash equal to 100% of the aggregate principal amount to be repurchased (as set forth below), plus interest (including Additional Interest and Special Interest, if any) accrued to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least

U.S.$1,000 or an integral multiple of $1,000

in excess thereof):

Remaining aggregate principal amount following such

repurchase (not less than U.S.$1,000):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SECTION 2.3 Form of Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

SECTION 2.4 Form of Conversion Notice.

CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the aggregate principal amount hereof (which is U.S.$1,000 or an integral multiple of U.S.$1,000 in excess thereof, provided that the unconverted portion of such aggregate principal amount is U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted aggregate principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
Signature(s)

If shares or Securities are to be registered in the

name of a Person other than the Holder, please

print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any

Signature Guaranteed

If only a portion of the Securities is to be converted, please indicate:

1.	Principal amount to be converted: U.S.$

2.	Principal amount and denomination of Securities representing unconverted aggregate principal amount to be issued:

Amount: U.S.$              Denominations: U.S.$

(U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof, provided that the unconverted portion of such aggregate principal amount is U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof)

SECTION 2.5 Form of Assignment.

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad - 15 under the Securities Exchange Act of 1934.

Signature Guaranteed

ARTICLE III

THE SECURITIES

SECTION 3.1 Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S.$115,000,000 and shall be increased to the extent the Initial Purchaser exercises its option to purchase up to an additional U.S.$11,250,000 such that the total aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall not exceed U.S.$140,000,000 of Securities from the Company, except for Securities authenticated and delivered pursuant to Section 3.4, 3.5, 3.6, 8.5, 12.2, 13.4 or 14.2(5) in exchange for, or in lieu of, other Securities previously authenticated and delivered under this Indenture.

(1) The Securities shall be known and designated as the “7.625% Contingent Convertible Senior Notes due 2027” of the Company. The Stated Maturity with respect to the principal of the Securities shall be May 15, 2027 and they shall bear interest on their aggregate principal amount from May 15, 2007, payable semi-annually in arrears on May 15 and November 15 in each year, commencing November 15, 2007, at the rate of 7.625% per annum until the principal thereof is due and at the rate of 7.625% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that payments shall only be made on a Business Day as provided in Section 1.12.

The principal of and interest (including Additional Interest and Special Interest, if any) on the Securities shall be payable as provided in the form of Securities set forth in Section 2.2, and the Repurchase Price, Fundamental Change Repurchase Price, and the Redemption Price shall be payable at such places in The City of New York, as are identified in the applicable notice given by the Company or the Trustee on its behalf pursuant to Section 11.5, Section 13.1 or Section 14.2, as appropriate (each location of any Paying Agent in The City of New York is being herein called a “Place of Payment”).

The Registrable Securities are entitled to the benefits of the Registration Rights Agreement and in the form of Security set forth in Section 2.2. The Securities are entitled to the payment of Additional Interest as provided in the Registration Rights Agreement and in the form of Security set forth in Section 2.2. Whenever in this Indenture there is a reference, in any context, to the payment of interest on, or in respect of, any Security as of any time, such reference shall be deemed to include reference to Additional Interest and Special Interest, if any, payable in respect of such Security to the extent that such Additional Interest and Special Interest, if any, is, was or would be so payable at such time, and express mention of Additional Interest and Special Interest, if any, in any provision of this Indenture shall not be construed as excluding Additional Interest and Special Interest, if any, so payable in those provisions of this Indenture when such express mention is not made.

The Securities shall be redeemable at the option of the Company at any time on or after May 20, 2012, in whole or in part, subject to the conditions and as otherwise provided in Article XI and in the form of Security set forth in Section 2.2.

The Securities shall be convertible as provided in Article XII (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).

The Securities shall be subject to repurchase at the option of the Holders on May 15, 2012, May 15, 2017 and May 15, 2022 as provided in Article XIII. The Securities shall be subject to repurchase by the Company upon the occurrence of a Fundamental Change at the option of the Holders as provided in Article XIV.

SECTION 3.2 Denominations.

The Securities shall be issuable only in registered form, without coupons, in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

SECTION 3.3 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President or one of its Vice Presidents. Any such signature may be manual or facsimile.

Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3.4 Global Securities; Non-global Securities; Book-entry Provisions.

(1) Global Securities

(i) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(ii) Except for exchanges of Global Securities for definitive, Non-global Securities at the sole discretion of the Company, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so, and in either such event, a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depositary notifies the Trustee of its decision to exchange such Global Security for definitive Non-global Securities. In any such event, the Company will execute, and the Trustee, upon actual receipt by a Responsible Officer of an Officers’ Certificate directing the authentication and delivery of Securities and an Opinion of Counsel with respect thereto, will authenticate and deliver pursuant to such instructions, Securities, in any authorized denominations in an aggregate principal amount equal to the aggregate principal amount of such Global Security in exchange for such Global Security.

(iii) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 3.5, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article III, or (B) the aggregate principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the aggregate principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.5(3) and as otherwise provided in this Article III, authenticate and make available for delivery any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to conclusively rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III and the Trustee shall require an Officers’ Certificate directing the authentication and delivery of the Securities and an Opinion of Counsel related thereto.

(iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

(2) Non-global Securities. Securities issued upon the events described in Section 3.4(l)(ii) shall be in definitive, fully registered form and without interest coupons, and shall bear the Restricted Securities Legend if and as required by this Indenture.

SECTION 3.5 Registration; Registration of Transfer and Exchange; Restrictions on Transfer.

(1) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

Subject to the other provisions of this Section 3.5, upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, and subject to the other provisions of this Section 3.5, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.5, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities that the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securities except as provided in Section 3.6, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 8.5, 12.2, 13.4 or 14.2 not involving any transfer.

In the event of a redemption of the Securities, neither the Company nor the Securities Registrar will be required (a) to register the transfer of or exchange Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer of or exchange any Security, or portion thereof, called for redemption, except for the unredeemed portion of any Securities being redeemed in part.

(2) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.5(2) shall be made only in accordance with this Section 3.5(2).

(i) Restricted Global Security to Restricted Non-global Security. In the event that Non-global Securities are to be issued pursuant to Section 3.4(1)(ii) in connection with any transfer of Securities, such transfer may be effected only in accordance with the provisions of this Clause (2)(i) and subject to the Applicable Procedures. Upon actual receipt by a Responsible Officer of the Trustee, as Security Registrar, of (A) a Company Order from the Company directing the Trustee, as Security Registrar, to (x) authenticate and deliver pursuant to such Order one or more Securities of the same aggregate principal amount as the beneficial interest in the Restricted Global Security to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Securities to be so issued and appropriate delivery instructions and (y) decrease the beneficial interest of a specified Agent Member’s account in a Restricted Global Security by a specified aggregate principal amount not greater than the aggregate principal amount of such Restricted Global Security, and (B) such other certifications, legal opinions or other information as the Company or the Trustee may require for any reason, including to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and/or that the transfer is being made pursuant to the terms of this Indenture, then the Trustee, as Security Registrar, shall decrease the aggregate principal amount of the Restricted Global Security by the specified amount and authenticate and deliver Securities in accordance with such instructions from the Company as provided in Section 3.4(1)(iii).

(ii) Restricted Non-global Security to Restricted Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with the provisions of this Clause (2)(ii) and subject to the Applicable Procedures. Upon actual receipt by a Responsible Officer of the Trustee, as Security Registrar, of (A) such Restricted Security as provided in Section 3.5(1) and instructions from the Company directing that a beneficial interest in the Restricted Global Security in a specified aggregate principal amount not greater than the aggregate principal amount of such Security be credited to a specified Agent Member’s account, and (B) a Restricted Securities Certificate, satisfactory to the Trustee, and duly executed by such Holder or its attorney duly authorized in writing, then the Trustee, as Security Registrar, shall cancel such Restricted Security (and issue a new Restricted Security in respect of any untransferred portion thereof) as provided in Section 3.5(1) and increase the aggregate principal amount of the Restricted Global Security by the specified aggregate principal amount as provided in Section 3.4(1)(iii).

(iii) Exchanges Between Global Security and Non-global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security only as provided in Section 3.4 or only if such exchange occurs in connection with a transfer effected in accordance with Clause 2(i) above, provided that, if such interest is a beneficial interest in the Restricted Global Security, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 3.5(3)). A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security only if such exchange occurs in connection with a transfer effected in accordance with Clause (2)(ii) above.

(3) Securities Act Legends. All Securities originally issued pursuant to this Indenture, and all Successor Securities, shall bear the Restricted Securities Legend, subject to the following:

(i) subject to the following Clauses of this Section 3.5(3), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security for which the Security was exchanged;

(ii) subject to the following Clauses of this Section 3.5(3), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by the Security for which the new Security was exchanged;

(iii) any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including the Shelf Registration Statement), together with their successor Securities, shall not bear a Restricted Securities Legend; the Company shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act, shall notify the Trustee in writing at any time when prospectuses must be delivered with respect to Securities to be sold pursuant to such registration statement and, if a Global Security without the Restricted Securities Legend is not then Outstanding, the Company shall execute and, upon receipt of a Company Order as provided in Section 3.3, the Trustee shall authenticate a Global Security without the Restricted Securities Legend and make the same available for delivery to the Depositary or its custodian; provided, however, neither the Trustee nor any of its agents shall be liable, and the Company shall indemnify the Trustee and each such agent, for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement;

(iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if a

Responsible Officer of the Trustee has actually received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by, or on behalf of, the Holder of such Security bearing a Restricted Securities Legend or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall at the direction of the Company in a Company Order authenticate and make available for delivery such new Security in exchange for or in lieu of such other Security as provided in this Article III;

(v) a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security or any portion thereof that bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company in a Company Order to such effect, shall authenticate and make available for delivery such a new Security as provided in this Article III; and

(vi) notwithstanding the foregoing provisions of this Section 3.5(3), a successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such legend unless the Company has reasonable cause to believe that such successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company in a Company Order to such effect, shall authenticate and make available for delivery a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article III.

(4) Any stock certificate representing shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Securities Legend borne by such Securities, to the extent required by this Indenture, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (including the Shelf Registration Statement) (and that continues to be effective at the time of such transfer) or sold pursuant to Rule 144(k) of the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock. With respect to the transfer of shares of Common Stock issued upon conversion of the Securities that are restricted hereunder, any deliveries of certificates, legal opinions or other instruments that would be required to be made to the Security Registrar in the case of a transfer of Securities, as described above, shall instead be made to the transfer agent for the Common Stock.

(5) Neither the Trustee, the Paying Agent, the Security Registrar, the Conversion Agent or any other Agent nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any Federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically and expressly required hereunder.

SECTION 3.6 Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee (together with such security or indemnity as may be satisfactory to the Company and the Trustee to fully protect each of them and any Agent or other agent of either of them or any Agent, from any loss, damage, liability, cost or expense which any of them may suffer or incur if the Security is replaced), the Company shall execute and, upon actual receipt by a Responsible Officer of the Trustee of a Company Request to such effect, the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee:

(1) evidence to their satisfaction of the destruction, loss or theft of any Security, and

(2) such security, indemnity bond or other indemnity as may be satisfactory to the Company and the Trustee to fully protect and hold harmless each of them and any Agent or other agent of either of them or any Agent from any loss, damage, liability, cost or expense which any of them may suffer or incur, if the Security is replaced, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and, upon actual receipt by a Responsible Officer of the Trustee of a Company Request to such effect, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and aggregate principal amount and bearing a number not contemporaneously Outstanding. If, after the delivery of such new Security, a protected holder of the original Security in lieu of which such new Security was issued presents for payment or registration or transfer such original Security, the Trustee shall be entitled to recover such new Security from the party to whom it was delivered or any party taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, liability, cost or expense incurred by the Company, the Trustee or any Agent in connection therewith.

In case any Security which has become, or is about to become, due and payable is submitted for repurchase or the repayment pursuant to Article XI, Article XIII or Article XIV, respectively, or is about to be converted into Common Stock pursuant to Article XII shall become mutilated, destroyed, lost or stolen, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay or authorize the payment of or convert or authorize the conversion of such Security (without surrender thereof, except in the case of a mutilated Security), upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, which may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued, authenticated and delivered hereunder.

The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7 Payment of Interest; Interest Rights Preserved.

Subject to the last paragraph of this Section, interest (including Additional Interest and Special Interest, if any) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest (including Additional Interest and Special Interest, if any) on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall promptly notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the actual receipt by a Responsible Officer of the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the provisions of this Section 3.7 and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Interest on any Security that is converted in accordance with Section 12.2 during a Record Date Period shall be payable in accordance with the provisions of Section 12.2.

SECTION 3.8 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Securities Registrar, any Paying Agent or Conversion Agent and any other Agent, and any agent of the Company, the Trustee, the Securities Registrar, any Paying Agent or Conversion Agent or any other Agent may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.7) interest (including Additional Interest and Special Interest, if any) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee, the Securities Registrar, any Paying Agent or Conversion Agent nor any other Agent nor any agent of the Company, the Trustee, the Securities Registrar, any Paying Agent or Conversion Agent or any other Agent, shall be affected by notice to the contrary. No holder of any beneficial interest in any Global Security held on its behalf by a Depositary (including through its nominee) shall have any rights under this Indenture with respect to such Global Security, and such Depositary (including through its nominee) may be treated by the Company, the Trustee and each Agent and any agent of the Company or the Trustee or any Agent, as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee or any Agent or any agent of the Company or the Trustee or any Agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 3.9 Cancellation.

All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be canceled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Security which the Company may have acquired in any manner. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.9. The Trustee shall dispose of all canceled Securities held by the Trustee in accordance with applicable law and its customary practices in effect from time to time. Upon written request of the Company actually received by a Responsible Officer of the Trustee, the Trustee shall deliver certification of the disposal of all cancelled Securities to the Company.

SECTION 3.10 Computation of Interest.

Interest on the Securities (including Additional Interest and Special Interest, if any) shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11 CUSIP Numbers.

The Company in issuing Securities may use CUSIP numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall, upon a Company Request, cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and as further provided in the last paragraph of this Section 4.1), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

(1) either

(i) all Securities theretofore authenticated and delivered pursuant to this Indenture (other than (A) Securities which have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore cancelled or delivered to the Trustee or its agent for cancellation (other than Securities referred to in clauses (A) and (B) of clause (1)(i) above)

(i) have become due and payable, or

(ii) will have become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee in trust, funds (immediately available to the Holders in the case of clause (a)) in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, (x) the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.12, the obligation of the Company to pay Additional Interest as provided in the Registration Rights Agreement and in the form of Securities set forth in Section 2.2, any obligation of the Company existing under Section 14.1 at the time of such satisfaction and discharge, and the right of the Trustee to resign under Section 6.9 shall survive and (y) if money shall have been deposited with the Trustee pursuant to clause (1)(ii) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3, the obligations of the Company under Section 15.1, and the obligations of the Company and the Trustee under Section 3.5 and Article XII shall survive.

SECTION 4.2 Application of Trust Money.

All money deposited with the Trustee pursuant to Section 4.1 shall be held in trust for the sole benefit of the Holders, and such money shall be applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

All money deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

The Company shall pay and indemnify the Trustee and each Agent against any tax, fee or other charge imposed or assessed against all money deposited with the Trustee pursuant to Section 4.1.

ARTICLE V

REMEDIES

SECTION 5.1 Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of principal of any Securities, when such principal becomes due and payable, at Stated Maturity, upon acceleration, upon redemption or otherwise (including the failure to make cash payments due upon conversion or make a payment to repurchase Securities tendered in connection with a Fundamental Change or on a Repurchase Date), or

(2) default in the payment of any interest (including Additional Interest and Special Interest, if any) upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days, or

(3) failure by the Company to comply with its obligation to convert any Securities into cash and, if applicable, shares of Common Stock in accordance with Article XII hereto, and continuance of such failure for a period of 10 days; or

(4) failure by the Company to give a Fundamental Change Company Notice in accordance with Section 14.2; or

(5) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant, a default in the performance or breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given written notice, sent by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(6) any indebtedness (other than Non-Recourse Indebtedness) under any bonds, debentures, notes or other evidences of indebtedness for money borrowed or issued by the Company or any Significant Subsidiary of the Company, or any guarantee by the Company or any Significant Subsidiary of the Company, with an aggregate principal amount in excess of U.S.$10,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid when due (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there has been given written notice, sent by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator of the Company or other similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of either, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(8) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either, or the filing by either of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of either, or the making by either of an assignment for the benefit of creditors, or the admission by either in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.1(7) or 5.1(8)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of and accrued and unpaid interest (including Additional Interest and Special Interest, if any) on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and accrued and unpaid interest (including Additional Interest and Special Interest, if any) thereon shall become immediately due and payable. If an Event of Default specified in Section 5.1(7) or 5.1(8) occurs, the principal of, and accrued and unpaid interest (including Additional Interest and Special Interest, if any) on, all the Securities shall ipso facto become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the provisions of Section 15.4 of this Indenture shall, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest (“Special Interest”) on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities. Such Special Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which such Special Interest began to accrue on the Securities. Special Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the provisions of Section 15.4 shall first occur to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day (or earlier, if the Event of Default relating to the failure to comply with Section 15.4 is cured or waived prior to such 120th day), such Special Interest shall cease to accrue and, if the Event of Default relating to the failure to comply with Section 15.4 shall not have been cured or waived prior to such 120th day, the Securities shall be subject to acceleration as provided in this Section 5.2. The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company shall not elect to pay Special Interest upon an Event of Default resulting from the failure of the Company to comply with the provisions of Section 15.4, the Securities shall be subject to acceleration as provided above in this Section 5.2.

If the Company shall elect to pay Special Interest in connection with an Event of Default relating to its failure to comply with the requirements of Section 15.4, (1) the Company shall notify all Holders and the Trustee and Paying Agent of such election in writing on or before the close of business on the date on which such Event of Default shall first occur, and (2) all references herein to interest accrued or payable as of any date shall include any Special Interest accrued or payable as of such date as provided in this Section 5.2.

At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest on all Securities,

(ii) the principal on any Securities that have become due otherwise than by such declaration of acceleration and any interest (including Additional Interest and Special Interest, if any) thereon at the rate borne by the Securities,

(iii) to the extent permitted by applicable law, interest upon overdue interest at a rate of 7.625% per annum, and

(iv) all sums paid or advanced by the Trustee or any Agent hereunder and the reasonable compensation, expenses, disbursements and advances of each of the Trustee and such Agents and their respective agents and counsel;

(2) all Events of Default, other than the nonpayment of the principal of and interest (including Additional Interest and Special Interest, if any) on, Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13; and

(3) such rescission and annulment would not conflict with any judgment or decree issued in appropriate judicial proceedings regarding the payment by the Trustee to the Holders of the amounts referred to in Section 5.2(1).

No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest (including Additional Interest and Special Interest, if any) on any Security when it becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal on any Security at the Maturity thereof,

the Company will, upon written demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal and interest (including Additional Interest and Special Interest, if any) on any overdue principal and, to the extent permitted by applicable law, on any overdue interest (including Additional Interest and Special Interest, if any), at a rate of 7.625% per annum, and in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the

Company or of such other obligor or the creditors of either, the Trustee (irrespective of whether the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file a proof of claim for the whole amount of principal and interest (including Additional Interest and Special Interest, if any) owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable, and to take any and all actions authorized under the Trust Indenture Act, in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and

(2) to collect and receive any money or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

SECTION 5.6 Application of Money Collected.

Any money or other property collected or to be applied by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.7;

SECOND: To the payment of the amounts then due and unpaid for principal of or accrued and unpaid interest (including Additional Interest and Special Interest, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, and accrued and unpaid interest (including Additional Interest and Special Interest, if any), respectively;

THIRD: To such other Person or Persons, if any, to the extent entitled thereto; and

FOURTH: Any remaining amounts shall be repaid to the Company.

The Trustee shall notify the Company in writing of the payment date or dates fixed by the Trustee pursuant to this Section.

SECTION 5.7 Limitation on Suits.

Subject to Section 5.8 below, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of an Event of Default and such Event of Default is continuing at the time of such institution;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee, and if requested, shall have provided to the Trustee, security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its actual receipt by a Responsible Officer of such notice under Section 5.7(1), request under

5.7(2) and offer of security or indemnity (or if requested, actual receipt of security or indemnity) under Section 5.7(3) has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities,

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 5.8 Unconditional Right of Holders to Receive Principal and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (including Additional Interest and Special Interest, if any) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, as the case may be), and to convert such Security in accordance with Article XII, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Securities as the case may be.

SECTION 5.12 Control by Holders of Securities.

Subject to Section 6.3, the Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action that might involve it in personal liability or be unjustly prejudicial to the Holders of Securities not consenting or that it in good faith believes would otherwise be contrary to applicable law.

SECTION 5.13 Waiver of Past Defaults.

The Holders, either (i) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66-2/3% in aggregate principal amount of the Outstanding Securities represented at such meeting, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (A) in the payment of the principal of or interest (including Additional Interest and Special Interest, if any) on any Security, or (B) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee or otherwise, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or interest (including Additional Interest and Special Interest, if any) on any Security on or after the respective Stated Maturity or Maturities or such other dates when due as expressed herein or in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, as the case may be) or for the enforcement of the right to convert any Security in accordance with Article XII.

SECTION 5.15 Waiver of Stay, Usury or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of any such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

SECTION 6.1 Certain Duties and Responsibilities.

(1) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture, but not to confirm or investigate the accuracy of mathematical calculations or otherwise verify or investigate the facts stated therein or the contents thereof.

(2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this paragraph (3) shall not be construed to limit the effect of paragraph (1) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if a Responsible Officer of the Trustee shall not have actually received security or indemnity satisfactory to the Trustee against any such risk, claim, loss, liability, damage, cost or expense.

(4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

SECTION 6.2 Notice of Defaults.

Within 90 days after the occurrence of any default hereunder as to which a Responsible Officer of the Trustee has actually received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or any Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 5.1(4), no such notice to Holders of Securities shall be given until at least 60 days after the occurrence thereof or, if applicable, the cure period specified therein. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.3 Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(1) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, Officers’ Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, in each case whether in original or facsimile form (collectively, the “Documents”) believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in such Documents;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (except that a Company Order shall be required for authentication and delivery of any Security as provided in Section 3.3) and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be the one specifically prescribed) shall be entitled to receive and may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate or Opinion of Counsel;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered, and, if requested by the Trustee, delivered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the risks, claims, losses, liabilities, damages, costs and expenses which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers or employees of any of such agents or attorneys;

(8) the Company shall deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate shall be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(9) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10) the Trustee shall not be deemed to have notice or actual knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is actually received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture;

(11) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent and each other agent, custodian and other Person employed to act hereunder; and without limiting the foregoing, the Trustee shall be entitled to the rights and protections afforded to the Trustee pursuant to this Article in acting as a Paying Agent, Conversion Agent or Security Registrar hereunder;

(12) neither the Trustee or any Agent, nor any agent of any such Person, will have any responsibility for any action taken or not taken by the Depositary;

(13) in no event shall the Trustee be responsible or liable for special, indirect or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(14) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Agent, assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or of the Common Stock issuable upon the conversion of the Securities. Neither the Trustee nor any Agent, nor any agent of the Trustee or any Agent, shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5 May Hold Securities, Act as Trustee under Other Indentures.

The Trustee, the Securities Registrar, any Authenticating Agent, any Paying Agent, any Conversion Agent, any other Agent, or any other agent of the Company, the Trustee, in its individual or any other capacity, or any Agent, or any of their respective Affiliates, may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee, Securities Registrar, Authenticating Agent, Paying Agent, Conversion Agent or other Agent, or any such other agent or Affiliate.

The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 6.6 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.7 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and for all services rendered by it hereunder in its various capacities (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including costs and expenses of enforcing this Indenture and defending itself against any claim (whether asserted by the Company, any Holder of Securities or any other Person) or liability in connection with the exercise of any of its powers or duties hereunder) in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct; and

(3) to fully indemnify each of the Trustee, any Agent and any predecessor of the same (and each of their respective directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability, claim, damage, cost or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs, expenses and attorneys’ fees and expenses of defending itself against any claim (whether asserted by the Company, a Holder of Securities or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have prior to the Securities a lien on and claim to all money or other property held, collected or controlled by the Trustee to secure the Company’s payment obligations in Section 6.7 and the performance by the Company of its other obligations to the Trustee, in each of its capacities, under this Indenture, except that held in trust to pay principal and interest (including Additional Interest and Special Interest, if any) on the Securities.

Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(7) or Section 5.1(8), the expenses (including the charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination or satisfaction and discharge of this Indenture or the payment in full of the Securities or the earlier resignation or removal of the Trustee.

SECTION 6.8 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having (or be part of a holding company group with) a combined capital and surplus of at least U.S.$50,000,000, subject to supervision or examination by Federal or state authority, and in good standing. The Trustee or an Affiliate of the Trustee shall maintain an established place of business in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an obligor upon the Securities or an Affiliate of any obligor thereon. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 6.9.

SECTION 6.9 Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(2) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(3) The Trustee may be removed at any time by an Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(4) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company may remove the Trustee, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section and Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section and Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.10 Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments to more fully and with more certainty vest in and confirm to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

SECTION 6.11 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.12 Authenticating Agents.

The Trustee may, upon notice to the Company, appoint an “Authenticating Agent” or Agents reasonably acceptable to the Company with respect to the Securities, which Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance not to be unreasonably withheld by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.12.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent (including the authenticating agency contemplated by this Indenture), shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon actual receipt by a Responsible Officer of the Trustee of such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance not to be unreasonably withheld by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.12.

If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 6.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certification of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

SECTION 6.13 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act after an Event of Default has occurred and is continuing, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.14 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1 Company May Consolidate, Etc. Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company unless:

(1) the Person formed by such consolidation or into or with which the Company is merged or the Person to which the properties and assets of the Company are so conveyed, transferred, sold or leased shall be a business entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if the Company is not the surviving entity, the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest (including Additional Interest and Special Interest, if any) on all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article XII; provided however, that in the case of a Conversion Transaction, the surviving publicly-traded limited liability company shall assume the Company’s obligations to deliver Securities upon conversion of the Securities;

(2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 8.3.

SECTION 7.2 Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into any other Person or any conveyance, transfer, sale or lease of all or substantially all the properties and assets of the Company in accordance with Section 7.1, the successor Person formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

SECTION 8.1 Supplemental Indentures Without Consent of Holders of Securities.

Without the consent of any Holders of Securities the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by Article VII of this Indenture; or

(2) to add to the covenants of the Company and Events of Default for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

(3) to provide collateral for the Securities; or

(4) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11 or to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 14.1; or

(5) to make any changes or modifications to this Indenture necessary in connection with the registration of any Registrable Securities under the Securities Act as contemplated by the Registration Rights Agreement, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders of Securities; or

(6) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

(8) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or that is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company, provided such action pursuant to this clause (8) shall not adversely affect the interests of the Holders of Securities in any material respect.

Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon actual receipt by a Responsible Officer of the Trustee of the documents described in Section 8.3 hereof, the Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 8.2 Supplemental Indentures with Consent of Holders of Securities.

With either (i) the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of interest (including Additional Interest or Special Interest, if any) on, any Security, or reduce the aggregate principal amount of or the rate of interest payable thereon, or reduce the amount payable upon a redemption, or mandatory repurchase, or reduce the amount payable upon acceleration of the Maturity of the Securities, or change the place or currency of payment of the principal of or interest on any Security (including any payment of Additional Interest, Special Interest, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price in respect of such Security) or impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, as the case may be) or, except as permitted by Section 12.11, adversely affect the right of Holders to convert any Security as provided in Article XII; or

(2) reduce the requirements of Section 9.4 for quorum or voting, or reduce the percentage in aggregate principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

(3) modify the obligation of the Company to maintain an office or agency in The City of New York, pursuant to Section 10.2; or

(4) modify any of the provisions of this Section or Section 5.13, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(5) modify the provisions of Article XIII or Article XIV in a manner adverse to the Holders; or

(6) modify the provision of this Indenture relating to the Company’s requirement to repurchase Securities (i) upon a fundamental change after the occurrence thereof or (ii) on May 15, 2012, May 15, 2017 and May 15, 2022; or

(7) modify the provisions of Sections 10.7 or 11.1 in a manner adverse to the Holders.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 8.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.

SECTION 8.5 Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 8.6 Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

ARTICLE IX

MEETINGS OF HOLDERS OF SECURITIES

SECTION 9.1 Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

SECTION 9.2 Call, Notice and Place of Meetings.

(1) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 9.1, to be held at such time and at such place in The City of New York, as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 21 days after its actual receipt by a Responsible Officer of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (1) of this Section.

SECTION 9.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (i) a Holder of one or more Outstanding Securities, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives or agents of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.4 Quorum; Action.

The presence of Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given by the Company as provided in Section 9.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Outstanding Securities that shall constitute a quorum.

Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 8.2 and except to the extent Section 5.13 requires a different vote) shall be effectively passed and decided if passed or decided by either (i) the written consent of Holders of not less than a majority in aggregate principal amount of Outstanding Securities, or (ii) the Persons entitled to vote not less than 66 2/3% in aggregate principal amount of Outstanding Securities represented and entitled to vote at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities whether or not present or represented at the meeting. The Trustee shall, pursuant to a Company Order setting forth the action taken, in the name and at the expense of the Company, notify all the Holders of Securities of any such resolutions or decisions pursuant to Section 1.6.

SECTION 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the Person executing the proxy guaranteed by any bank, broker or other eligible institution participating in a recognized medallion signature guarantee program. Neither the Trustee nor any of its agents shall be liable, and the Company shall indemnify the Trustee and each such agent, for any action taken or omitted to be taken by it in good faith in connection with any such meeting.

(2) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 9.2(2), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at the meeting.

(3) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each U.S.$1,000 aggregate principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(4) Any meeting of Holders of Securities duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 9.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the aggregate principal amounts at Stated Maturity and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 and, if applicable, Section 9.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X

COVENANTS

SECTION 10.1 Payment of Principal and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of and interest (including Additional Interest and Special Interest, if any) on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than 10:30 a.m. (New York City time) on the date of the Stated Maturity of any Security or no later than 10:30 a.m. (New York City time) on the due date for any installment of interest (subject to the requirements of Section 3.7 with respect to Defaulted Interest), all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.

SECTION 10.2 Maintenance of Offices or Agencies.

The Company will maintain in The City of New York an office or agency where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office or agency of the Company in The City of New York located at the address specified in the last paragraph of this Section 10.2.

The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.3, the Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment and conversion, which shall initially be at the office or agency of the Company, located at the address specified in the last paragraph of this Section 10.2, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location, and any change in the location, in each case, in The City of New York, of any such office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Security Registrar and Conversion Agent, and the office or agency of the Company in The City of New York, located at 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Corporate Trust Services, as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 10.3 Money for Security Payments to Be Held in Trust.

If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest (including Additional Interest and Special Interest, if any) on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest (including Additional Interest and Special Interest, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, no later than 10:30 a.m. (New York City time) on each due date of the principal of or interest (including Additional Interest and Special Interest, if any) on any Securities, deposit with the Trustee a sum in funds immediately payable on the payment date sufficient to pay the principal or interest (including Additional Interest and Special Interest, if any) so becoming due, such sum to be held for the benefit of the Persons entitled to such principal or interest (including Additional Interest and Special Interest, if any), and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of or interest (including Additional Interest and Special Interest, if any) on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee prompt written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest (including Additional Interest and Special Interest, if any); and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest (including Additional Interest and Special Interest, if any) on any Security and remaining unclaimed for two years after such principal or interest (including Additional Interest and Special Interest, if any) has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 10.4 Existence.

Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.5 Payment of Taxes and Other Claims.

The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Subsidiary, and (iii) all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its Subsidiaries, taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.6 Statement by Officers as to Default.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of any default or any Event of Default under the Indenture, an Officers’ Certificate specifying with particularity the details of such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Any notice required to be given under this Section 10.6 shall be delivered to the Trustee at its Corporate Trust Office.

SECTION 10.7 Delivery of Certain Information.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the Issue Date, (ii) the date such a security (or any such predecessor security) was last acquired from the Company, (iii) the date such a security (or any such predecessor security) was last acquired from an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto) or (iv) the date on which such a security can be sold without a registration statement under Rule 144(k) of the Securities Act, or an successor rule thereto. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

SECTION 10.8 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.4 (other than with respect to the existence of the Company (subject to Article VII)), and 10.5, inclusive, if before the time for such compliance the Holders shall, through (i) the written consent of not less than a majority in aggregate principal amount of the Outstanding

Securities or (ii) the adoption of a resolution at a meeting of Holders of the Outstanding Securities at which a quorum is present by the Holders of not less than 66-2/3% in aggregate principal amount of the Outstanding Securities represented at such meeting, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.

SECTION 10.9 Additional Interest.

If Additional Interest is payable under the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of Additional Interest that is payable and (ii) the date on which Additional Interest is due and payable, as specified in the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee actually receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Additional Interest is due or payable. If Additional Interest has been paid by the Company directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE XI

REDEMPTION OF SECURITIES

SECTION 11.1 Right of Redemption.

The Company may redeem the Securities for cash in whole, or from time to time in part (which must be equal to U.S.$1,000 or any integral multiple thereof) (a) at any time prior to Maturity to the extent necessary to preserve the Company’s qualification as a REIT for U.S. Federal income tax purposes, or (b) at any time on or after May 20, 2012, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest (including Additional Interest and Special Interest, if any) to, but excluding, the Redemption Date. Whenever in this Indenture (including Sections 2.2, 3.1, 5.1(1) and 5.8) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Redemption Price payable in respect of such Security to the extent that such Redemption Price is, was or would be so payable at such time, and express mention of the Redemption Price in any provision of this Indenture shall not be construed as excluding the Redemption Price in those provisions of this Indenture when such express mention is not made.

Interest installments on Securities whose Stated Maturity is on or prior to a Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates.

Securities or portions of the Securities called for redemption shall be convertible by the Holder in accordance with the provisions of Article XII until the close of business on the second Business Day prior to the Redemption Date.

SECTION 11.2 Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article XI.

SECTION 11.3 Election to Redeem; Notice to Trustee.

If the Company elects to redeem Securities pursuant to Section 11.1, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it requests the Trustee to give notice of such redemption.

The Company shall give each notice to the Trustee provided for in this Section 11.3 at least ten Business Days (unless the Trustee consents to a shorter period) before the date of giving notice of a redemption pursuant to Section 11.l. Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with this Indenture.

SECTION 11.4 Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities not previously called for redemption, on a pro rata basis, by lot or by such other method as the Trustee may deem fair and appropriate.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. The Trustee shall notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the aggregate principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the aggregate principal amount of such Securities which has been or is to be redeemed.

SECTION 11.5 Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date, and such notice shall be irrevocable.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price, and accrued but unpaid interest, if any (including Additional Interest and Special Interest, if any), to, but excluding, the Redemption Date,

(3) if less than all Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be outstanding after such partial redemption,

(4) that on the Redemption Date the Redemption Price, and accrued but unpaid interest, if any (including Additional Interest and Special Interest, if any), to, but excluding, the Redemption Date, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

(5) the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion,

(6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any (including Additional Interest and Special Interest, if any), to, but excluding, the Redemption Date, and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number that is listed in such notice or printed on the Securities.

The notice shall specify the serial and CUSIP numbers (if any) and the portions thereof called for redemption and that transfers and exchanges may occur on or prior to the Redemption Date.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request in accordance with Section 11.3, by the Trustee in the name of and at the expense of the Company; provided that, in the event the Trustee is to give such notice, the Company has delivered to the Trustee all the information to be included in such notice including information required by this Section 11.5.

SECTION 11.6 Deposit of Redemption Price

Prior to 10:30 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest (including Additional Interest and Special Interest, if any) to, but excluding, the Redemption Date on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

If any Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company or, if then held by the Company, shall be discharged from such trust.

SECTION 11.7 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price, including accrued interest) such Securities shall cease to bear interest. Upon surrender of any Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued and unpaid interest (including Additional Interest and Special Interest, if any) to, but excluding, the Redemption Date, provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid on the Redemption Date, the aggregate principal amount of and, to the extent permitted by applicable law, accrued interest (including Additional Interest and Special Interest, if any) on such Security shall, until paid, bear interest from the Redemption Date at a rate of 7.625% per annum and such Security shall remain convertible until the Redemption Price of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or an office or agency of the Company designated for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and, upon its actual receipt by a Responsible Officer of a Company Order to such effect, the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 11.8 Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers (the “Purchasers”) to purchase such Securities by paying to the Trustee in trust for the Holders, before 10:30 a.m. (New York City time) on the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to, but excluding, the Redemption Date of such Securities. Notwithstanding anything to the contrary contained in this Article XI, the obligation of the Company to pay the Redemption Price, together with interest accrued to, but excluding, the Redemption Date shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XII) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, pursuant to a written Company Order, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent expressly authorizing a change, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees and expenses, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE XII

CONVERSION OF THE SECURITIES

SECTION 12.1 Conversion Privilege.

(1) Subject to the provisions of this Article XII, a Holder of a Security may convert each $1,000 principal amount of Securities into cash and Common Stock, if any, at any time prior to the second Business Day prior to May 15, 2027 at the Conversion Price if any of the conditions described in clauses (i), (ii), (iii), (iv), (v) or (vi) below is satisfied.

(i) during any fiscal quarter (the “Quarter”) commencing after the Issue Date, if the Common Stock Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding such Quarter (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 130% of the Conversion Price on such 30th Trading Day;

(ii) during the five consecutive Business Day period after any five consecutive Trading Day period in which the Trading Price per U.S.$1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 12.1(5), for each day of that period was less than 98% of the product of the Common Stock Price for each day of that period and the then-current Conversion Rate;

(iii) such Security has been called for redemption by the Company pursuant to Section 11.1, so long as the Holder surrenders such Security for conversion prior to the close of business on the date that is two Business Days prior to the applicable Redemption Date, even if the Security is not otherwise convertible at such time;

(iv)(A) a distribution to all or substantially all holders of Common Stock of rights, warrants or options entitling them (for a period expiring not more than 60 days after the date of distribution) to subscribe for or purchase shares of Common Stock at a price less than the average Common Stock Price for the 10 Trading Days immediately preceding the date such distribution was first publicly announced; or

(B) a distribution to all or substantially all holders of Common Stock of cash or other assets, evidences of Company indebtedness, rights or warrants to purchase or subscribe for Capital Stock or other securities of the Company, where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors, whose good faith determination shall be conclusive evidence of such fair market value) exceeds 15% of the Common Stock Price on the Trading Day immediately preceding the date such distribution was first publicly announced;

provided that the Holder shall have no right to convert any Security pursuant to this Section 12.1(1)(iv) if the Holder of a Security otherwise participates in the distribution described in this Section 12.1(1)(iv) on an as-converted basis (solely into Common Stock at the then applicable Conversion Price) without conversion of such Holder’s Securities;

(v) if the Company is party to a Fundamental Change or a consolidation, merger, share exchange, sale of all or substantially all of its properties and assets or other similar transaction, in each case pursuant to which the Common Stock is subject to conversion into cash, securities or other property, at any time from and after the 20th scheduled Trading Day prior to the anticipated effective date of such transaction and ending on the 20th Trading Day following the effective date of such transaction. The Company shall give written notice to all Holders and the Trustee at least 30 scheduled Trading Days prior to the anticipated effective date of such transaction;

(vi) at any time during the period beginning 30 days prior to, and including, the second Business Day prior to any Conversion Transaction or Repurchase Date or May 15, 2027.

(2) If a Holder elects to convert its Securities in connection with a corporate transaction described in bullet (i), (ii) or (iii) of the definition of Fundamental Change that occurs on or prior to May 15, 2012, then the Conversion Rate of the Securities being converted by such Holder at that time shall be increased so that such Holder will be entitled to receive, in addition to the cash and Common Stock, if any, such Holder is otherwise entitled to receive, a number of additional shares of Common Stock (the “Additional Shares”) determined in the manner set forth below; provided that if the Share Price in such transaction is greater than U.S.$36.00 or less than U.S.$9.55 (subject in each case to adjustment as described below), no increase in the Conversion Rate shall be made; and provided further that in no event will the Conversion Rate exceed 104.7120 per U.S.$1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Price as set forth in this Indenture. For the avoidance of doubt, the adjustment provided for in this Section 12.1(2) shall only be made with respect to the Securities being converted in connection with such Fundamental Change and shall not be effective as to any Securities not so converted.

The increase in the Conversion Rate expressed as a number of Additional Shares per U.S.$1,000 principal amount of Securities will be determined by the Company by reference to the table attached as Schedule A hereto, based on the date the corporate transaction becomes effective (the “Effective Date”) and the share price paid per share of Common Stock in the corporate transaction (the “Share Price”); provided that if holders of the Common Stock receive only cash in such corporate transaction, the Share Price shall be the cash amount paid per share. Otherwise, the Share Price will be the average of the Common Stock Price on the five Trading Days prior to but not including the Effective Date; provided further that if the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Company shall determine the number of Additional Shares by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year.

The Share Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto will be adjusted as of any date on which the Conversion Price of the Securities is adjusted pursuant to the Indenture. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment giving rise to the Common Stock Price adjustment and the denominator of which is the Conversion Price as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Price as set forth in this Indenture.

(3) In the case of the foregoing Sections 12.1(1)(iv)(A) and 12.1(1)(iv)(B), the Company shall cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at least 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the second Business Day prior to the Ex-Dividend Date or the Company’s announcement that such distribution will not take place. The “Ex-Dividend Date” for any such distribution means the date immediately prior to the commencement of “ex-dividend” trading for such distribution on the New York Stock Exchange or such other United States national securities exchange or system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

(4) For each Quarter of the Company commencing after the Issue Date, the Company will determine, on the first Business Day following the last Trading Day of the prior Quarter, whether the Securities are convertible pursuant to clause (i) of Section 12.1(1), and, if so, will notify the Trustee in writing.

(5) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (ii) of Section 12.1(1) unless the Company has requested such determination. After a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per U.S.$1,000 principal amount of Securities is reasonably likely to be less than 98% of the product of the Common Stock Price and the Conversion Rate then in effect per

U.S.$1,000 principal amount of Securities, the Company shall instruct the Trustee in writing to provide the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per U.S.$1,000 principal amount of Securities is greater than 98% of the product of (A) the Common Stock Price and (B) the then current Conversion Rate, and to notify the Company accordingly.

(6) A Holder may convert a portion of a Security equal to U.S.$1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

If a Security is called for redemption pursuant to Section 11.1, in order to convert such Security if such Security is then convertible pursuant to the terms of the Indenture, the Holder must deliver the Security to the Conversion Agent (or, if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions in accordance with the Applicable Procedures) at any time prior to the close of business on the day that is two Business Days prior to the applicable Redemption Date (unless the Company shall default in paying the Redemption Price when due, in which case the conversion right shall terminate on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice pursuant to Article XIII or a similar notice pursuant to Section 14.2 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Notice or Fundamental Change Company Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the second Business Day prior to the Repurchase Date or the end of the period in which a Holder may convert its Securities as described in Section 12.1(1)(v) above, as the case may be, in accordance with Article XIII or Article XIV.

(7) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock.

SECTION 12.2 CONVERSION PROCEDURE.

(1) To convert a Security, a Holder must (i) if the Security is in definitive form, complete and manually sign the irrevocable conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (ii) if the Security is in definitive form, surrender the Security to the Conversion Agent, (iii) if the Security is in definitive form, furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 12.3 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. As promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five Business Days after the later of those days, the Company shall deliver to the Holder through the Conversion Agent cash and shares of Common Stock in the amounts calculated in accordance with Section 12.14.

(2) The Person in whose name the Security is registered shall be deemed to be a stockholder of record on the Conversion Date; provided that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

(3) No payment or adjustment will be made for accrued but unpaid interest (including Additional Interest and Special Interest, if any) on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security. The Company shall not adjust the Conversion Price to account for the accrued but unpaid interest. Notwithstanding the foregoing, if Securities are converted after the close of business on a Regular Record Date and prior to the opening of business on the next Interest Payment Date, including the date of maturity, Holders of such Securities at the close of business on such Regular Record Date shall receive the accrued but unpaid interest (including Additional Interest and Special Interest, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the accrued but unpaid interest (including Additional Interest and Special Interest, if any) payable on such Interest Payment Date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted; provided that no such check shall be required (i) if such Security has been called for redemption, (ii) if the Company has specified a Fundamental Change Repurchase Date, (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security; or (iv) in respect of any conversions that occur (a) between the Record Date immediately preceding a Repurchase Date and the related Repurchase Date and (b) after the Record Date immediately preceding May 15, 2027. If the Company defaults in the payment of interest (including Additional Interest and Special Interest, if any) payable on the Interest Payment Date, the Conversion Agent shall promptly repay such funds to the Holder.

(4) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and make available for delivery to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 12.3 TAXES ON CONVERSION.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 12.4 COMPANY TO PROVIDE STOCK.

The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock. The certificates representing the shares of Common Stock issued upon conversion of Restricted Securities shall bear a legend substantially in the form set forth in Section 2.2 of the Form of Security.

The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 12.5 ADJUSTMENT OF CONVERSION PRICE.

The Conversion Price shall be adjusted (without duplication) from time to time by the Company as follows:

(1) In case the Company shall (i) pay a dividend or other distribution in shares of Common Stock to all or substantially all holders of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or been entitled to receive had such Security been converted immediately prior to the happening of such event. For the purposes of calculating the Conversion Price adjustment pursuant to this Section 12.5(1), Holders of a Security shall be treated as if they had the right to convert the Security solely into Common Stock at the then applicable Conversion Price. An adjustment made pursuant to this Section 12.5(1) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification.

(2) In case the Company shall issue to all or substantially all holders of Common Stock rights, warrants or options entitling such holders (for a period expiring not more than 60 days after the date of distribution) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the average Common Stock Price for the 10 Trading Days immediately preceding the date the distribution of such rights, warrants or options was first publicly announced by the Company, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such issue by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding on such date of public announcement, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such average Common Stock Price, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding on such date of public announcement plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible), provided that no adjustment will be made if Holders of the Securities are entitled to participate in the distribution on substantially the same terms as holders of the Common Stock as if such Holders had converted their Securities solely into Common Stock immediately prior to such distribution at the then applicable Conversion Price. Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or convertible securities offered).

(3) In case the Company shall distribute to all or substantially all holders of Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness, other securities or other assets, or rights (other than the rights distributed pursuant to the Rights Plan, if any, to the extent that such rights have been distributed to the holders of the Securities as described below), warrants or options to subscribe for or purchase any of its securities (excluding (i) those rights, options and warrants referred to in Section 12.5(2); (ii) those dividends, distributions, subdivisions and combinations referred to in Section 12.5(1); and (iii) those dividends and distributions paid in cash referred to in Section 12.5(5)), then in each such case the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction,

(i) the numerator of which shall be the Market Price on the record date for the determination of holders of Common Stock entitled to receive such distribution less the fair market value on such record date (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case applicable to one share of Common Stock, and

(ii) the denominator of which shall be the Market Price on such record date,

such adjustment to become effective immediately after the record date for such distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and Common Stock issuable upon such conversion, the distribution such Holder would have received had such Holder converted its Security solely into Common Stock at the then applicable Conversion Price immediately prior to the record date for such distribution; provided that no adjustment will be made if Holders of the Securities are entitled to participate in the distribution on substantially the same terms as holders of the Common Stock as if such Holders had converted their Securities solely into Common Stock immediately prior to such distribution at the then applicable Conversion Price;

Notwithstanding the foregoing, if the distribution by the Company to all or substantially all holders of its Common Stock consists of Capital Stock of, or similar Equity Interests in, a Subsidiary or other business unit of the Company (unless such Capital Stock or similar Equity Interests are distributed to Holders in such distribution as if such holders had converted their Securities into Common Stock), the Conversion Price shall be decreased so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date with respect to such distribution by a fraction:

(i) the numerator of which shall be the average Common Stock Price over the Spinoff Valuation Period; and

(ii) the denominator of which shall be the sum of (x) the average Common Stock Price over the ten (10) consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted plus (y) the average fair market value (as determined in good faith by the Board of Directors and described in a resolution of the Board of Directors, which determination in good faith shall equal the average closing sale price where such closing sale price is available) over the Spinoff Valuation Period of the portion of the assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the Spinoff Valuation Period; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of the distribution such Holder would have received had such Holder converted its Security on the record date with respect to such distribution. If any dividend or distribution of the type described in this Section 12.5(3) is declared but not so paid or made, such adjustment to the Conversion Price shall be reversed. In any case in which this paragraph is applicable, Section 12.5(1), Section 12.5(2) and the first paragraph of this Section 12.5(3) shall not be applicable.

To the extent that the Company has a share rights plan (“Rights Plan”) in effect upon conversion of Securities, the Holders of the Securities will receive, in addition to the Principal Amount and the Net Shares, if any, the rights under the Rights Plan, unless the rights have separated from the Common Stock at the time of the conversion, and, as a result, upon conversion of the Securities, the Holder of the Securities would not be entitled to receive the rights, then in such case the Conversion Price will be adjusted as described in this Section 12.5(3).

(4) In case the Company or any Subsidiary of the Company makes a payment in respect of a tender or exchange offer to holders of Common Stock where the cash and value of any other consideration included in the payment per share exceeds the Common Stock Price on the last Trading Day prior to the Offer Expiration Time, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) multiplied by the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Offer Expiration Time and the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

(5) In case the Company shall declare a cash dividend or cash distribution during any of the Company’s quarterly fiscal periods to all or substantially all of the holders of Common Stock, in an aggregate amount that together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.30 (appropriately adjusted from time to time for any share dividends on or subdivisions of Common Stock) multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction,

(i) the numerator of which shall be the average of the Common Stock Price for the three consecutive Trading Days ending on the Trading Day immediately preceding the record date for such dividend or distribution (the “Pre-Dividend Sale Price”), minus the amount of the dividend or distribution to the extent payable in cash applicable to one share of Common Stock that exceeds $0.30 (appropriately adjusted from time to time for any share dividends on, or subdivisions of, the Company’s Common Stock), and

(ii) the denominator of which shall be the Pre-Dividend Sale Price, such adjustment to become effective immediately after the record date for such dividend or distribution; provided that if the numerator of the foregoing fraction is less than U.S.$1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and Common Stock issuable upon such conversion, the amount of cash such Holder would have received had such Holder converted its Securities solely into Common Stock at the then applicable Conversion Price immediately prior to the record date for such cash dividend or cash distribution. If such cash dividend or cash distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(6) [Reserved].

(7) In any case in which this Section 12.5 shall require that an adjustment be made immediately following a record date established for purposes of this Section 12.5, the Company may elect to defer (but only until three Business Days following the filing by the Company with the Trustee of the certificate described in Section 12.9) issuing to the holder of any Security converted after such record date the cash, shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the cash, shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the cash and shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

(8) Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.

(9) Notwithstanding the foregoing, in no event will the Conversion Rate exceed 104.7120 per $1,000 principal amount of Securities, subject to adjustments in the same manner as the events described in clauses (1) through (5) of this Section 12.5. Further, notwithstanding anything in this Section 12.5 to the contrary (subject only to the provisions of the second succeeding sentence), the Conversion Rate shall not exceed 79.2258 per $1,000 principal amount of the Securities, other than as a result of proportional adjustments in the manner set forth in clauses (1) through (3) above (the limitations on the Conversion Rate set forth in this sentence are herein referred to as the “Conversion Rate Cap”). The Company agrees not to take any action described in Sections 12.5(4) or 12.5(5) above if, as a result of such action, the Conversion Rate adjustment that would otherwise be made pursuant to the provisions of Section 12.5(4) or Section 12.5(5) would be limited by the Conversion Rate Cap, unless such action would not result in a violation of Section 312.03 of the NYSE Listed Company Manual as such rule or successor to such rule may be then in effect and interpreted by the New York Stock Exchange (or any similar rule of any other stock exchange which is the primary exchange upon which the Common Stock is listed). If such action would not result in a violation of Section 312.03 of the NYSE Listed Company Manual, or any successor rule or similar rule of any other stock exchange which is the primary exchange upon which the Common Stock is then listed, then the Conversion Rate Cap shall not apply to such action taken by the Company.

SECTION 12.6 No Adjustment.

No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided that any adjustments which by reason of this Section 12.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Regardless of whether the aggregate adjustment is less than 1%, the Company will make such carried forward adjustments within one year of the first such adjustment carried forward, if the Company has called the Securities for redemption, upon a Fundamental Change, upon the Maturity of the Securities or when a Holder converts its Securities. All calculations under this Article XII shall be made to the nearest cent, with one-half cent rounded up, or to the nearest one thousandth (0.001) of a share, with each one-half thousandth (0.0005) of a share being rounded up, as the case may be.

No adjustment need be made upon the issuance of Common Stock under any present or future employee benefits plan or program of the Company or in connection with an acquisition made by the Company.

No adjustment need be made upon the issuance of Common Stock pursuant to (i) the exercise of any options, warrants or rights to purchase such Common Stock, (ii) the exchange of any exchangeable securities for such Common Stock or (iii) the conversion of any convertible securities into such Common Stock, in each case so long as such option, warrant, right to purchase, exchangeable security or convertible security is outstanding at the Issue Date.

No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

SECTION 12.7 Equivalent Adjustments.

If, as a result of an adjustment made pursuant to Section 12.5 above, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article XII.

SECTION 12.8 Adjustment for Tax Purposes.

The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 12.5, as the Board of Directors in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or other securities, or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its holders of Common Stock shall not be taxable, or to diminish such taxes, to such holders.

SECTION 12.9 Notice of Adjustment.

Whenever the Conversion Price (or Conversion Rate) is adjusted, or Holders become entitled to other securities or due bills, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error, and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

SECTION 12.10 Notice of Certain Transactions.

In case:

(1) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.5; or

(2) the Company shall authorize the granting to the holders of all or substantially all of the Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

(3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any holders of Common Stock is required, or of the sale or transfer of all or substantially all of the properties and assets of the Company; or

(4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

SECTION 12.11 Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.

If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the resulting or surviving corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock equal to the Conversion Rate of such Security immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. Such supplemental indenture shall (a) provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the conversion privilege and Conversion Price provided for in this Article XII, (b) set forth appropriate modifications to the means of determining the Conversion Value and other settlement provisions specified in Section 12.14 so as to be, in the good faith determination of the Company’s Board of Directors, nearly equivalent to such provisions as may be practicable and (c) specify the Conversion Price immediately after such transactions. If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of an entity other than the successor or purchasing entity, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other entity and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this Section 12.11 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Securities may be made pursuant to Section 12.5 shall not be deemed to be a sale or conveyance of all or substantially all of the properties and assets of the Company for purposes of this Section 12.11.

In the event the Company shall execute a supplemental indenture pursuant to this Section 12.11, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other property receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

SECTION 12.12 Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.9. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article XII. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 12.12 as the Trustee.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 12.11 or whether such supplemental indenture should be executed, but may accept as conclusive evidence of the correctness thereof, and shall be protected in conclusively relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.11.

SECTION 12.13 Voluntary Reduction.

The Company from time to time may reduce the Conversion Price by any amount for any period of time if such period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during such period; if the Board of Directors determines, in good faith, that such decrease would be in the best interests of the Company; provided that in no event may the Conversion Price be less than the par value of a share of Common Stock. Any such determination by the Board of Directors shall be conclusive.

SECTION 12.14 Conversion Value of Securities Tendered.

(1) The Company will satisfy its obligation to convert a Holder’s Security pursuant to Section 12.1 with respect to each $1,000 principal amount of Notes tendered for conversion in cash and shares of fully paid Common Stock, if applicable, as follows:

(A) cash (the “Principal Return”) in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and (B) if the Conversion Value is greater than $1,000, a number of shares (the “Net Shares”) of Common Stock equal to the sum of the Daily Share Amounts for each of the twenty consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period.

(2) For the purposes of Section 12.14(1) in the event that any of Conversion Value, Daily Share Amounts, Volume Weighted Average Price or any other computation required of this Section 12.14 cannot be determined or do not produce results consistent with the provisions of this Article XII for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Share Amounts and Volume Weighted Average Price, as applicable.

(3) The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the arithmetic average of the Volume Weighted Average Price of the Common Stock for each of the twenty consecutive Trading Days of the Conversion Reference Period by such fractional share and rounding the product to the nearest whole cent.

(4) Except as provided in Section 12.2(3), delivery of the Conversion Value shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon. Any accrued interest (including Additional Interest and Special Interest, if any) payable on a converted Security shall be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Price to account for accrued and unpaid interest (including additional interest, if any).

(5) Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Value, Daily Conversion Value, Daily Share Amount, the number of shares of Common Stock to be issued upon conversion, if any, or any other computation required under this Article XII, all of which shall be determined by the Company in accordance with the provisions of this Indenture, and the Trustee and Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations and may conclusively rely on the correctness thereof.

SECTION 12.15 Simultaneous Adjustments.

In the event that this Article XII requires adjustments to the Conversion Price under more than one of Sections 12.5(1) and (3), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 12.5(3), as applicable, and, second, the provisions of Section 12.5(1). If more than one event requiring adjustment pursuant to Section 12.5 shall occur before completing the determination of the Conversion Price for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Price (and the calculation thereof) after giving effect to all such events as shall preserve for Holders the Conversion Price protection provided in Section 12.5.

ARTICLE XIII

REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER ON SPECIFIED DATES

SECTION 13.1 Repurchase of Securities at Option of the Holder on Specified Dates.

(1) At the option of the Holder, the Company shall repurchase on May 15, 2012, May 15, 2017 and May 15, 2022 (each, a “Repurchase Date”) all or a portion of the Securities held by such Holder for cash at a price per Security equal to 100% of the principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon, to, but excluding, the Repurchase Date.

Securities shall be repurchased pursuant to this Section 13.1 at the option of the Holder thereof upon:

(i) delivery to the Company and the Paying Agent by the Holder of a written notice (a “Repurchase Notice”) at any time from the opening of business on the date that is 30 Business Days prior to the Repurchase Date until the close of business on the Business Day prior to such Repurchase Date stating:

(i) if the Security which the Holder will deliver to be repurchased is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;

(ii) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in a principal amount of U.S.$1,000 or any integral multiple thereof; and

(iii) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in this Indenture; and

(ii) delivery or book-entry transfer of such Security to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor, together with accrued but unpaid interest (including Additional Interest and Special Interest, if any); provided that the Repurchase Price, together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon, shall be so paid pursuant to this Section 13.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 13.1, a portion of a Security if the principal amount of such portion is U.S.$1,000 or an integral multiple of U.S.$1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 13.1 shall be consummated by the delivery to the Paying Agent of the Repurchase Price, together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon, to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery or book-entry transfer of the Security to the Paying Agent in accordance with this Section 13.1.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 13.1(1) shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the designated office of the Paying Agent in accordance with Section 13.2.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(2) Company Repurchase Notice. In connection with any repurchase of Securities pursuant to this Section 13.1, the Company shall give written notice of the Repurchase Date to the Holders (the “Company Repurchase Notice”). The Company Repurchase Notice shall be sent by first-class mail to the Trustee, to each Holder and, as required by applicable law, to beneficial owners of Securities not less than 30 Business Days prior to any Repurchase Date. Each Company Repurchase Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i) the Repurchase Price, the Conversion Price and accrued, but unpaid interest, if any (including Additional Interest and Special Interest, if any) to, but excluding, the Repurchase Date;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Securities as to which a Repurchase Notice has been given may be converted only if (x) the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture and (y) the Securities may be converted pursuant to Article XII of the Indenture;

(iv) that Securities must be surrendered to the Paying Agent to collect payment of the Repurchase Price and accrued but unpaid interest (including Additional Interest and Special Interest, if any);

(v) that the Repurchase Price for any Securities as to which a Repurchase Notice has been given and not withdrawn, together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) payable with respect thereto, shall be paid promptly following the later of the Repurchase Date and the time of surrender of such Securities as described in clause (iv);

(vi) the procedures the Holder must follow under this Section 13.1;

(vii) the conversion rights of the Securities;

(viii) that, unless the Company defaults in making payment of such Repurchase Price, interest (including Additional Interest and Special Interest, if any) on Securities covered by any Repurchase Notice will cease to accrue on and after the Repurchase Date;

(ix) the CUSIP number of the Securities; and

(x) the procedures for withdrawing a Repurchase Notice (as specified in Section 13.2).

At the Company’s request, which shall be made at least three Business Days prior to the date by which the Company Repurchase Notice is to be given to the Holders in accordance with this Section 13.1, and at the Company’s expense, the Trustee shall give the Company Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Repurchase Notice shall be prepared by the Company.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

SECTION 13.2 Effect of Repurchase Notice.

Upon receipt by the Paying Agent of a Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price, together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon, to but not including the Repurchase Date with respect to such Security. Such Repurchase Price, together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon, to but not including the Repurchase Date shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Security (provided that the conditions in Section 13.1 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 13.1. Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date specifying:

(i) if the Security with respect to which such notice of withdrawal is being submitted is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;

(ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

There shall be no repurchase of any Securities pursuant to Section 13.1 if an Event of Default (other than a default in the payment of the Repurchase Price) has occurred prior to, on or after, as the case may be, the giving by the Holders of such Securities of the required Repurchase Notice and such Event of Default is continuing. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 13.3 Deposit of Repurchase Price.

Prior to 10:30 a.m. (New York City time) on the Business Day immediately following the Repurchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary thereof or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon, to but not including the Repurchase Date of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date.

If the Paying Agent holds money sufficient to pay the Repurchase Price of all Securities on the Business Day immediately following such Repurchase Date in accordance with this Indenture, then on and after such Business Day, the Securities shall cease to be outstanding, whether or not the Securities are delivered to the Paying Agent, and all other rights of the Holder under this Indenture shall terminate, except the right to receive the Repurchase Price thereof upon delivery of the Securities.

SECTION 13.4 Securities Repurchased in Part.

Any Security in definitive form that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of such Security, without service charge, one or more new Securities in definitive form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security in definitive form so surrendered which is not repurchased.

SECTION 13.5 Covenant to Comply with Securities Laws upon Repurchase of Securities.

When complying with the provisions of Section 13.1 hereof (so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 13.1 to be exercised in the time and in the manner specified in Section 13.1.

If any of the provisions of this Article XIII are inconsistent with applicable law, such law shall govern.

SECTION 13.6 Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 13.3 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date the Trustee shall return any such excess to the Company.

ARTICLE XIV

REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A

FUNDAMENTAL CHANGE

SECTION 14.1 Right to Require Repurchase Upon a Fundamental Change.

In the event that a Fundamental Change (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities not theretofore converted or called for redemption, or any portion of the aggregate principal amount thereof that is equal to U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof (provided that no single Security may be repurchased in part unless the portion of the aggregate principal amount of such Security to be Outstanding after such repurchase is equal to U.S.$1,000 or integral multiples of U.S.$1,000 in excess thereof), on the date (the “Fundamental Change Repurchase Date”) that is 30 Business Days after the date of the Fundamental Change Company Notice (as defined in Section 14.2) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus interest (including Additional Interest and Special Interest, if any) accrued but unpaid to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Fundamental Change Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article IV, unless a Fundamental Change shall have occurred prior to such discharge. Whenever in this Indenture (including Sections 2.2, 3.1, 5.1(1) and 5.8) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Fundamental Change Repurchase Price payable in respect of such Security to the extent that such Fundamental Change Repurchase Price is, was or would be so payable at such time, and express mention of the Fundamental Change Repurchase Price in any provision of this Indenture shall not be construed as excluding the Fundamental Change Repurchase Price in those provisions of this Indenture when such express mention is not made.

SECTION 14.2 Notices; Method of Exercising Repurchase Right, Etc.

(1) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, on or before the 30th day after the occurrence of a Fundamental Change, the Company or, at the request in a Company Order and expense of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 1.6, notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such Fundamental Change Company Notice to the Trustee. If such notice is to be given by the Trustee, the Company shall deliver, on or before the fifth day after such occurrence, a Company Order requesting the Trustee to give such notice and setting forth all the information to be included in such notice including the information set forth below.

Each Fundamental Change Company Notice shall identify the Securities to be repurchased (including CUSIP numbers) and shall state:

(i) the Fundamental Change Repurchase Date,

(ii) the date by which the repurchase right must be exercised,

(iii) the Fundamental Change Repurchase Price,

(iv) a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Fundamental Change Repurchase Price and accrued interest, if any (including Additional Interest and Special Interest, if any), to the Fundamental Change Repurchase Date,

(v) that on the Fundamental Change Repurchase Date the Fundamental Change Repurchase Price, and accrued interest, if any (including Additional Interest and Special Interest, if any), to, but excluding, the Fundamental Change Repurchase Date will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

(vi) the Conversion Rate then in effect, the date on which the right to convert the aggregate principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and

(vii) the place or places that the Security certificate with the Election of Holder to Require Repurchase as specified in Section 2.2 shall be delivered.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

If any of the foregoing provisions or other provisions of this Article XIV are inconsistent with applicable law, such law shall govern.

(2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the close of business on the Business Day prior to the Fundamental Change Repurchase Date (i) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the aggregate principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the aggregate principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

(3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee before 10:30 a.m. (New York City time) on the Fundamental Change Repurchase Date the Fundamental Change Repurchase Price in cash, as provided above, for payment to the Holder on the Fundamental Change Repurchase Date, together with accrued and unpaid interest (including Additional Interest and Special Interest, if any) to, but excluding, the Fundamental Change Repurchase Date, payable with respect to the Securities as to which the repurchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Fundamental Change Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

(4) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Fundamental Change Repurchase Date, the aggregate principal amount of such Security (or portion thereof, as the case may be), shall, until paid, bear interest to the extent permitted by applicable law from the Fundamental Change Repurchase Date at the rate of 7.625% per annum, and each Security shall remain convertible into cash and Common Stock, if any, until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

(5) Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and upon its actual receipt by a Responsible Officer of a Company Order to such effect, the Trustee shall authenticate and make available for delivery to the Holder of such Security pursuant to such Company Order without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(6) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

(7) To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 14.2(3) exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date together with accrued but unpaid interest (including Additional Interest and Special Interest, if any) thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date the Trustee shall return any such excess to the Company.

(8) When complying with the provisions of Section 14.1 hereof (so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 14.1 to be exercised in the time and in the manner specified in Section 14.1.

SECTION 14.3 Certain Definitions.

For purposes of this Article XIV,

(1) the term “beneficial owner” shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act;

(2) a “Fundamental Change” shall be deemed to have occurred, at any time after the original issuance of the Securities, if any of the following occurs:

(i) any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company; or

(ii) the Company merges or consolidates with or into any other Person, any merger or consolidation of another Person into the Company, or any conveyance, sale, transfer, lease or other disposal of all or substantially all of the properties and assets of the Company to another Person (other than (a) any such transaction (x) involving a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; provided, that it shall not be a Fundamental Change pursuant to this Section 14.3(2)(ii) if the consideration for such merger or consolidation consist solely of shares of publicly traded common stock listed on the New York Stock Exchange or on an established national securities exchange or automated over-the-counter trading market in the United States, but disregarding any cash payments for fractional shares or pursuant to dissenters’ appraisal rights or (b) any transaction which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock); or

(iii) Cohen & Company Management, LLC, or an affiliate of Cohen Brothers, LLC, ceases to be the manager of the Company pursuant to the Management Agreement; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(v) the Common Stock into which the Securities are convertible ceases to be listed on the New York Stock Exchange and is not listed on an established national securities exchange or automated over-the-counter trading market in the United States; or

(vi) the stockholders of the Company pass a resolution approving a plan of liquidation, dissolution or winding up;

provided, however, that a Conversion Transaction shall not constitute a Fundamental Change.

(3) for purposes of Section 14.3(2)(i), the term “person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture.

ARTICLE XV

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 15.1 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1) semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

SECTION 15.2 Preservation of Information.

(1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 15.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list, if any, furnished to it as provided in Section 15.1 upon receipt of a new list so furnished.

(2) After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(3) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee or any Agent, nor any agent of any of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act, regardless of the source from which such information was derived, and neither the Trustee or any Agent, nor any agent of any of them, shall be held accountable by reason of any mailing or transmission of any material pursuant to a request made under this Article XV.

SECTION 15.3 REPORTS BY TRUSTEE.

(1) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Trustee shall, within sixty days after each October 15 following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, dated as of such October 15, which complies with the provisions of such Section 313(a).

(2) After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, if required by applicable law, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and any delisting thereof.

SECTION 15.4 REPORTS BY COMPANY.

The Company shall timely file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee. The Company also shall at all times comply with the provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its obligations hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).

ARTICLE XVI

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 16.1 INDENTURE AND SECURITIES SOLELY CORPORATE OBLIGATIONS.

No recourse for the payment of the principal of or interest on any Security and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released by each Holder as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

ALESCO FINANCIAL INC.

By:	/s/ John J. Longino
Name:	John J. Longino
Title:	CFO and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paul Schmalzel
Name:	Paul Schmalzel
Title:	Vice President

[Signature page to the Indenture]

SCHEDULE A

	Share Price
Effective Date	$9.55	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$36.00
May 15, 2007	19.2419	18.3748	14.4978	12.0378	8.2316	6.2885	4.9431	4.0215	0.4647
May 15, 2008	19.2419	17.4048	13.2859	10.5186	6.6578	4.7292	3.4624	2.6478	0.1528
May 15, 2009	19.2419	16.6918	12.2396	9.1911	5.3116	3.4485	2.3158	1.6665	0.00
May 15, 2010	19.2419	16.0018	11.2469	8.0753	4.2339	2.5506	1.8611	1.2884	0.00
May 15, 2011	19.2419	14.9638	9.6623	6.1394	2.6239	1.8492	1.3611	1.0940	0.00
May 15, 2012	19.2419	14.7278	8.8005	4.6944	1.4508	0.9563	0.6664	0.6253	0.00

A-1

ANNEX A — Form of Restricted Securities Certificate

RESTRICTED SECURITIES CERTIFICATE (For transfers pursuant to Section 3.5(2)(ii) and (iii) of the Indenture)

U.S. BANK NATIONAL ASSOCIATION

100 Wall Street, Suite 1600

New York, NY 10005

Attention: Corporate Trust Services

Re:	7.625% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2027 OF ALESCO FINANCIAL INC. (THE “SECURITIES”)

Reference is made to the Indenture, dated as of May 15, 2007 (the “Indenture”), from ALESCO FINANCIAL INC. (the “Company”) to U.S. BANK NATIONAL ASSOCIATION, as Trustee. Terms used herein and defined in the Indenture or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S.$             aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No.

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security or a beneficial interest therein. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, or pursuant to another exemption from registration under the Securities Act (if available) or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

(1) RULE 144A TRANSFERS. If the transfer is being effected in accordance with Rule 144A:

(A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

ANNEX A-1

(B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(2) RULE 144 TRANSFERS. If the transfer is being effected pursuant to Rule 144:

(A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144; or

(B) the transfer is occurring after a period of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

(3) TRANSFERS PURSUANT TO OTHER SECURITY ACT EXEMPTIONS. If the transfer is being effected pursuant to a Securities Act exemption other than ones set forth in (1) and (2) above, there shall be delivered to the Company an opinion of counsel with respect to such transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

Dated:

Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX A-2

ANNEX B — Form of Unrestricted Securities Certificate

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Restricted Securities Legend pursuant to Section 3.5(3))

U.S. BANK NATIONAL ASSOCIATION

100 Wall Street, Suite 1600

New York, NY 10005

Attention: Corporate Trust Services

RE:	7.625% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2027 OF ALESCO FINANCIAL INC. (THE “SECURITIES”)

Reference is made to the Indenture, dated as of May 15, 2007 (the “Indenture”), from ALESCO FINANCIAL INC. (the “Company”) to U.S. BANK NATIONAL ASSOCIATION, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S.$             aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No.

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Restricted Securities Legend pursuant to Section 3.5(3) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a period of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an “affiliate” (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

ANNEX B-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX B-2

ANNEX C — Form of Surrender Certificate

In connection with the certification contemplated by Section 12.2 relating to compliance with certain restrictions relating to transfers of Restricted Securities, such certification shall be provided substantially in the form of the following certificate, with only such changes thereto as shall be approved by the Company and RBC Capital Markets Corporation.

CERTIFICATE

ALESCO FINANCIAL INC.

7.625% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2027

This is to certify that as of the date hereof with respect to U.S.$             aggregate principal amount of the above-captioned securities surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for conversion or repurchase where the securities issuable upon such conversion or repurchase are to be registered in a name other than that of the undersigned Holder (each such transaction being a “transfer”), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Securities associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

The transfer of the Surrendered Securities complies with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”); or

The transfer of the Surrendered Securities complies with Rule 144 under the Securities Act; or

The transfer of the Surrendered Securities has been made pursuant to an exemption from registration under the Securities Act and an opinion of counsel has been delivered to the Company with respect to such transfer.

[Name of Holder]

Dated:
*To be dated the date of surrender

ANNEX C-1